SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2005 (December 15, 2005)
BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-25601 (Commission File Number)	77-0409517 (I.R.S. Employer Identification Number)
1745 Technology Drive
San Jose, CA 95110

(Address, including zip code, of principal executive offices)
(408) 333-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Antonio (Tony) Canova has resigned from his position as Chief Financial Officer and principal accounting officer of Brocade Communications Systems, Inc. (the “Company”), effective as of December 15, 2005. Richard Deranleau has assumed the role of interim Chief Financial Officer and principal accounting officer while a search is conducted for Mr. Canova’s permanent replacement. The Company anticipates that Mr. Canova will remain an employee of the Company while his duties are transitioned to Mr. Deranleau.
Mr. Deranleau, 47, was appointed as a Vice President of the Company on November 1, 2005 and has served as the Company’s Corporate Controller and Treasurer since June 2003. From 1992 to May 2003, Mr. Deranleau served in various management positions for Polycom, Inc., including Vice President of Finance and Treasurer from January 2001 to May 2003. Prior to Polycom, Mr. Deranleau held various accounting and finance positions at Tandem Computers and Coopers and Lybrand, LLC.
Mr. Deranleau participates in the Company’s Senior Leadership Compensation Plan and will also be entitled to receive a cash bonus premium of up to 1 times and 0.5 times his annual target bonuses for 2006 and 2007, respectively. The cash bonus premium and underlying annual bonus are subject to achievement of revenue and operating margin targets and other Company and departmental financial, strategic and operational metrics approved by the Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Dated: December 21, 2005	By:	/s/ Michael Klayko
Michael Klayko, Chief Executive Officer